                               CONSENT OF COUNSEL

         We hereby consent to be named in the Registration Statement filed by Information Resource Engineering, as attorneys, who will pass upon the legal matters for the Registration in connection with the sale of the Shares of the Registrant.

Farmingdale, New York                        Law Offices of BRUCE R. THAW
October 29, 1999

                                             /s/ Bruce R. Thaw




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